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                                                             Exhibit 99.B(a)(10)

                               ING INVESTORS TRUST

             AMENDMENT #10 TO THE AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

                             EFFECTIVE: JUNE 2, 2003

     The undersigned being an officer of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting in accordance with the Board of Trustees resolution dated May 29, 2003, and pursuant to Article XI, Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amends the Declaration of Trust to:

     1. Designate Class R shares for, ING AIM Mid Cap Growth Portfolio, ING Alliance Mid Cap Growth Portfolio, ING Capital Guardian Large Cap Value Portfolio, ING Capital Guardian Managed Global Portfolio, ING Capital Guardian Small Cap Portfolio, ING Developing World Portfolio, ING Eagle Asset Value Equity Portfolio, ING FMR(SM) Diversified Mid Cap Portfolio, ING Goldman Sachs Internet Tollkeeper(SM) Portfolio, ING Hard Assets Portfolio, ING International Portfolio, ING Janus Special Equity Portfolio, ING Jennison Equity Opportunities Portfolio, ING Julius Baer Foreign Portfolio, ING Limited Maturity Bond Portfolio, ING Mercury Focus Value Portfolio, ING MFS Mid Cap Growth Portfolio, ING MFS Research Portfolio, ING PIMCO Core Bond Portfolio, ING Salomon Brothers All Cap Portfolio, ING Salomon Brothers Investors Portfolio, ING UBS U.S. Balanced Portfolio, ING Van Kampen Equity Growth Portfolio, ING Van Kampen Global Franchise Portfolio, ING Van Kampen Real Estate Portfolio, and ING PIMCO High Yield Portfolio as set forth in Article VI, Section 6.3.

The foregoing shall be effective upon the date first written above.

                                              ING INVESTORS TRUST


                                              /s/ Theresa K. Kelety
                                              ---------------------
                                              Assistant Secretary